SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811-2699
SERIES NO.: 21

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                             298
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                             141
       Class C                                             131
       Class R                                             140
       Institutional Class                                   1

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $8.91
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $8.85
       Class C                                           $8.85
       Class R                                           $8.88
       Institutional Class                               $8.93